CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

Exhibit 32.1

I, Merrill A. Miller, Jr., Chairman, President and Chief Executive Officer of National-Oilwell, Inc., now known as National Oilwell Varco, Inc. (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Annual Report on Form 10-K/A for the year ended December 31, 2004 (the “Periodic Report”) which this statement accompanies fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m) and

(2)	information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company

Dated: February 16, 2006

/s/ Merrill A. Miller, Jr.
Merrill A. Miller, Jr.
Chairman, President and Chief Executive Officer